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                                                                   Exhibit 23.11



                                                                        [LOGO]
                                                                        ANDERSEN


                                                             Arthur Andersen S/C
                                          Praia de Botatogo 300 7 (degree) andar
                                                     22250 040 Rio de Janeiro RJ
                                                                www.andersen.com





Consent of Independent Public Accountants


As Independent Public Accountants, we hereby consent to the use in this Amendment no. 1 to the Registration Statement on Form F-3 filed on February 5, 2002 as amended, by Companhia Vale do Rio Doce (Registration No. 333-82136) of our report dated January 15, 2001, relating to the financial statements of COMPANHIA ITALO-BRASILEIRA DE PELOTIZACAO-ITABRASCO, translated into US Dollars, for the years ended December 31, 2000, 1999 and 1998, prepared in conformity with generally accepted principles in the United States, which appears in such Registration Statement.



/s/ ARTHUR ANDERSEN S/C


Rio de Janeiro, Brazil
February 25, 2002